UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2016 (April 28, 2016)

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

8201 Corporate Drive, Suite 900
Landover, MD	20785
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.0  2                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2016, James H. Shelton, President and Chief Impact Officer, informed 2U, Inc. (the “Company”) of his intention to resign effective June 1, 2016.  Mr. Shelton provided notice of his intent to resign to pursue another business opportunity and not as a result of any disagreement with the Company or any matter relating to its operations, policies or practices. Mr. Shelton will assist the Company during a transition period.

Item 7.01                                           Regulation FD Disclosure.

In light of Mr. Shelton’s departure, the Company has promoted Jason Zocks, Executive Vice President and Regional General Manager, to Executive Vice President of Program Management, where he will oversee all aspects of managing the Company’s portfolio of university programs, and Andrew Hermalyn, Executive Vice President and Regional General Manager, to Executive Vice President of Business Development, where he will oversee university partnerships and new program strategy and implementation.  Susan M. Cates, the Company’s Chief Operating Officer, will oversee the Company’s impact strategy.

A press release announcing the above management changes is furnished herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit Description
99.1	Press release, dated May 4, 2016, “2U Announces Senior Leadership Changes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Christopher J. Paucek
	Name:	Christopher J. Paucek
	Title:	Chief Executive Officer

Date: May 4, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated May 4, 2016, “2U Announces Senior Leadership Changes.”